UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2014

ALLIANCE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Bayview Circle, Suite 400
Newport Beach, CA 92660
(Address of principal executive offices, including zip code)
(949) 242-5300
(Registrant’s telephone number, including area code)
Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders of Alliance HealthCare Services, Inc. (the “Company”) was held on June 3, 2014. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following three Class I directors to hold office for a three-year term expiring at the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Class I Director	Votes For	Votes Withheld	Broker Non-Votes
Neil F. Dimick	7,833,606	1,149,020	842,837
Curtis S. Lane	5,873,827	3,108,799	842,837
Paul S. Viviano	7,082,266	1,900,360	842,837

Re-Approval of Performance Measures Under 1999 Equity Plan. The stockholders voted to re-approve the performance measures that apply to performance awards granted under the Company’s 1999 Equity Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
8,849,507	123,692	9,427	842,837

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
8,638,452	334,462	9,712	842,837

Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,719,888	96,080	9,495	--

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE HEALTHCARE SERVICES, INC.

June 6, 2014	By:	/s/ Richard W. Johns
Name: Richard W. Johns
Title: Executive Vice President, General Counsel & Secretary